STOCK-SETTLED STOCK APPRECIATION RIGHT AWARD
(LEADERSHIP TEAM)
PURSUANT TO THE SPARTECH CORPORATION
2004 EQUITY COMPENSATION PLAN

Award No.:    S-SSAR 2013-____
Award Date:    December 12, 2012
Participant:    _______________________
No. of Rights:    _______________________

Base Price:	$8.96 (US) per share

Expiration Date:	5:00 p.m. St. Louis, Missouri time on December 11, 2022

THIS STOCK-SETTLED STOCK APPRECIATION RIGHT AWARD (“Award”) is granted by Spartech Corporation (the “Company”) to the “Participant” named above, as of the “Award Date” specified above, pursuant to the Spartech Corporation 2004 Equity Compensation Plan (as amended and in effect from time to time, the “Plan”). Capitalized terms not defined herein have the meanings given to them in the Plan.
Subject to the terms and conditions set forth in this Award and the Plan, and subject to the Participant’s written acknowledgment and acceptance of this Award, each “Right” granted by this Award (the total number of which is set forth above) entitles the Participant to receive, upon exercise of the Award, an amount equal to the excess (if any) of the fair market value of one share of the Company’s common stock, $.75 par value per share (the “Common Stock”) on the date of exercise over the “Base Price” specified above, which amount shall be payable to the Participant in shares of Common Stock (the “Award Shares”).
This Award is subject to the terms of the Plan and to all of the terms and conditions contained above and in Exhibit A, which begins on the following page and which is a part of the Award. Among other things, Exhibit A contains important information on vesting, termination and exercise of the Award.
THIS AWARD IS VOID UNLESS SIGNED BY THE PARTICIPANT AND RETURNED TO THE COMPANY BY THE 60TH DAY AFTER THE AWARD DATE.
SPARTECH CORPORATION

By:
Victoria M. Holt
President and Chief Executive Officer

* * * * *
By signing below, the Participant hereby acknowledges and accepts this Award subject to the terms set forth above and in the Plan, and acknowledges receipt of a copy of the Plan and the current Prospectus for the Rights and the underlying Common Stock.

Participant:
Date Signed:

EXHIBIT A
TO
STOCK-SETTLED STOCK APPRECIATION RIGHT AWARD

1.    TERM AND TERMINATION OF THE AWARD. The Award is effective as of the Award Date. The Award will expire, terminating the Participant’s unexercised Rights under the Award, automatically and without any requirement of notice to the Participant, on the “Expiration Date” specified above; except that:

(i)
If the Participant terminates his or her Employment prior to the Expiration Date for any reason except Disability or Retirement, the Award will expire at 5:00 p.m. Central Time on the 60th day after the effective date of termination of the Participant’s employment, or if such 60th day is not a Business Day, then on the next day which is a Business Day, but in no event later than the Expiration Date; or

(ii)	If the Company terminates the Participant’s Employment prior to the Expiration Date for Cause, the Award will expire immediately upon the termination of the Participant’s employment; or

(iii)
If the Company terminates the Participant’s Employment prior to the Expiration Date for any other reason except Disability or Retirement, the Award will expire at 5:00 p.m. Central Time on the date that is one (1) year after the effective date of termination of the Participant’s employment, but in no event later than the Expiration Date; or

(iv)
In the event of the Participant’s death prior to the Expiration Date, the Award will expire at 5:00 p.m. Central Time on the date that is one (1) year after the date of death, but in no event later than the Expiration Date; or

(v)
If the Participant directly or indirectly engages in any Detrimental Activity (as defined below) either during or after the Participant’s Employment, the Award will expire at 5:00 p.m. Central Time on the date that is 60 days after written notice of termination given by the Company to the Participant, but in no event later than the Expiration Date.

2.    WHEN THE AWARD BECOMES EXERCISABLE. The Award will become exercisable (“vest”) in installments at a rate of 25% of the total number of Award Shares on each of the first four (4) anniversaries of the grant date, on a cumulative basis; provided, however, that, subject to the above termination provisions:

(i)	The Award will immediately vest in full (A) upon the death of the Participant, or (B) if the Participant’s Employment terminates because of Disability;

(ii)
The Award will immediately vest in full if (A) the Company terminates the Participant’s Employment without Cause, or (B) the Participant terminates the Participant’s Employment with Good Reason, in each case either in connection with or within the 24 month period following the first occurrence of a Change in Control after the Award Date; and

(iii)	Except as set forth above, no part of the Award will vest after the termination of the Participant’s Employment.

3.    EXERCISE OF THE AWARD. Subject to the other terms and conditions contained herein, the Award may be exercised only in the following manner:
(a)    Who May Exercise the Award. The Award may be exercised during the lifetime of the Participant only by the Participant or by a permitted transferee of the Award registered as such on the Company’s books, and thereafter only by the personal representative of the Participant or such permitted transferee or a person who acquired the right to exercise the Award by bequest or inheritance or by reason of the death of the Participant or such permitted transferee. For purposes of Sections 3(b)-3(d), the term “Participant” shall include any person permitted to exercise the Award.
(b)    Method of Exercise. The Participant shall deliver to the Company’s Director of Taxes or Chief Financial Officer or other representative designated or authorized by the Company for such purpose, at the Company’s principal office, a written notice signed by the Participant (the form of which may be prescribed by the Company) specifying the number of Rights which the Participant wishes to exercise pursuant to the Award and the effective date of the exercise if later than the date the notice is delivered. The effective date of exercise may not be earlier than the date the notice is actually delivered to the Company. The Award may be exercised either in full or in part on one or more occasions, up to the total number of Rights then vested and unexercised.
(c)    Determination of Number of Award Shares. Upon receipt of a proper notice of exercise, the Company shall cause the number of Award Shares to which the Participant is entitled as a result of the exercise to be issued to or as directed by the Participant. The number of Award Shares shall be determined as follows:

(i)	The value of each Right being exercised shall be the excess (if any) of the fair market value of the Common Stock on the date of exercise over the Base Price;

(ii)	The value of each Right being exercised shall be multiplied by the number of Rights being exercised, to determine the aggregate value of the Rights being exercised; and

(iii)	The number of Award Shares shall be the aggregate value of the Rights being exercised divided by the fair market value of the Common Stock on the date of exercise, rounded to the nearest whole share.
(d)    Payment of Withholding Taxes. Unless the Participant makes advance arrangements satisfactory to the Company to reimburse the Company in a timely manner for the withholding taxes payable by the Company under any federal, state or local tax law related to the grant of this Award or the vesting of the Award Shares, the Company:

(i)
May withhold from the Award Shares otherwise deliverable to the Participant under this Award a number of such shares having a fair market value on the date of exercise sufficient to satisfy its tax withholding obligations at the minimum statutory rate, in which case the calculation shall be made prior to any rounding pursuant to paragraph 3(c)(iii), and/or

(ii)	May take such other action as it deems necessary or appropriate to satisfy any such tax withholding obligations.
(e)    Determination of Fair Market Value. For purposes of this Award, the per-share fair market value of the Common Stock and the Award Shares on a given date shall be deemed to be the closing price of the Company’s common stock on the New York Stock Exchange on such date (or if such date is not a trading day, then the opening price on the next trading day), except to the extent a different valuation method is required to be used by applicable tax laws or regulations.
(f)    No Commitment As to Tax Treatment. Neither the Company nor any subsidiary makes any commitment or guarantee that any federal or state tax treatment will apply or be available to the Participant. The Participant agrees to indemnify the Company for the Participant’s portion of any social insurance obligations or taxes arising under any foreign law with respect to the grant, vesting or exercise of this Award or the sale or other disposition of the Award Shares.
4.    RESTRICTIONS ON THE AWARD AND THE AWARD SHARES. The Award and Award Shares shall be subject to the following restrictions:
(a)    Limitations on Transfers. Neither the Award nor any interest or expectancy in the Award Shares prior to their issuance may be transferred in whole or in part except:

(i)	By the Participant’s last will and testament; or pursuant to the laws of descent and distribution; or

(ii)
By gift or under a domestic relations order to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, any person sharing the Participant’s household other than a tenant or employee, a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons or the Participant control the management of assets, and any other entity in which these persons or the Participant own more than fifty percent of the voting interests (collectively, “Family Members”).

The Company may require appropriate written evidence of such transfer as a condition of recording any such change of ownership on its books. The Company shall not be required to recognize any such transfer until the transfer is duly recorded on its books.
(b)    No Pledges. Neither the Award nor any interest or expectancy in the Award Shares prior to exercise may be pledged, hypothecated, or otherwise used as collateral to secure the payment of any debt.
(c)    Company’s Repurchase Rights. If, either during the Participant’s Employment or within one year after the termination of the Participant’s Employment (regardless of the reason for termination or which party initiates it), the Participant directly or indirectly engages in any Detrimental Activity, the Company shall have the right to repurchase from the Participant any Award Shares acquired pursuant to exercise of the Award, subject to the limitations below, at a price equal to the Base Price of such Award Shares without regard to any tax effects of the exercise or the repurchase. This repurchase right shall only apply to Award Shares acquired pursuant to the Award within one year preceding the Company’s notice to the Participant of its exercise of the right, and only to Award Shares still owned by the Participant, and to exercise the right, the Company must give the Participant written notice of its election to exercise the right, specifying the nature of the Detrimental Activity, not later than one year after termination of the Participant’s Employment.
5.    ADDITIONAL DEFINITIONS. For purposes of the Award:
(a)    “Business Day” means any day other than Saturday or Sunday on which the Company’s principal corporate office is open and which is a trading day on the New York Stock Exchange.

(b)    “Cause” means, in each case as determined in the reasonable discretion of the Company’s Board of Directors or the board of directors of a successor or parent entity (the “Board”):

(i)	The Participant being convicted of (or pleading nolo contendere to) the commission of a crime that constitutes a felony;

(ii)	Acts of the Participant which constitute willful fraud or dishonesty on the part of the Participant in connection with the Participant’s duties;

(iii)
The Participant willfully engaging in conduct materially injurious to the Company or gross misconduct, including but not limited to the willful or grossly negligent failure or refusal of the Participant to comply with the lawful instruction of the Board, after a written demand for compliance is delivered to the Participant by the Board which specifically identifies the manner in which the Board believes that the Participant has violated this provision;

(iv)
The Participant’s failure, whether or not intentional, to fully comply with: (A) the Company’s Code of Business Conduct and Ethics for Directors, Officers and Employees, or (B) if applicable, the Company’s Code of Ethics for Chief Executive Officer and Senior Financial Officers, or (C) the Company’s Statement of Policy Regarding Securities Trades by Company Personnel; or

(v)
The Participant’s failure to fully cooperate in good faith with any internal, governmental or regulatory investigation involving or in any way related to the Company or its operations. Any act or failure to act based upon authority given pursuant to a resolution duly adopted by the Board or based on the advice of a senior officer or counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

(c)    “Change in Control” means:

(i)	The occurrence of the “Distribution Date” as such term is defined in the Rights Agreement dated as of April 2, 2001 between the Company and Mellon Investor Services LLC; or

(ii)
If the “Redemption Date” or the “Final Expiration Date,” as such terms are defined in the aforesaid Rights Agreement, has occurred, the acquisition by any Person of 50% or more of the combined voting power of all the Company’s then outstanding voting securities, unless prior to such acquisition the Board has approved such acquisition and determined that it is in the best interests of the Company and its shareholders; or

(iii)
The consummation (i.e. closing) of any merger, consolidation or other transaction involving the Company, or of any one of a series of related transactions, as a result of which (A) the Company would not be the surviving corporation, or (B) the holders of the Company’s common stock immediately prior to such transaction would not own at least a majority of the voting power of the Company immediately after the transaction in substantially the same relative proportions as they owned the Company’s common stock immediately prior to the transaction, or (C) the Company’s common stock would be converted into cash or other securities of the Company other than voting securities having substantially the same relative and proportionate voting power in the entity or entities surviving the transaction as the common stock has immediately prior to the transaction; or

(iv)
The commencement of any tender offer subject to Section 14(d) of the Exchange Act for 20% or more of the Company’s common stock; if the person making such offer could own 50% or more of such common stock when the tender offer terminates; or

(v)
Any change or changes in the composition of the Board within any twenty-four month period such that the individuals constituting the Board at the beginning of such period, together with any individuals who became directors after the beginning of such period whose election by the Board or nomination for election by the Company’s shareholders was approved by at least a majority of the directors who were on the Board at the beginning of such period or whose election was previously approved in the same manner, cease to constitute a majority of the Board; or

(vi)
The approval by the stockholders of the Company of a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all the Company’s assets.

For the avoidance of doubt, the closing of the transactions contemplated under that certain Agreement and Plan of Merger by and among PolyOne Corporation, the Company and certain other parties, dated October 23, 2012 (the “Merger Agreement”), shall constitute a “Change in Control” as defined above in section (iii). For purposes of this definition, “Person” shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof; however, a Person shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Company stock.
(d)    “Detrimental Activity” means any of the following, unless done with the express written consent of the Company:

(i)
Engaging in, owning or controlling any interest in (except as a passive investor in publicly held companies in which the Participant has less than a one percent interest), or acting as a director, officer or employee of or a consultant to, any company directly or indirectly engaged as a material part of its business in a business substantially similar to that operated by the Company or any of its subsidiaries in the territories where the Company or any of its subsidiaries manufactures or distributes its products; or

(ii)	Engaging in competition with the Company or any of its subsidiaries, soliciting the business of any customer of the Company or any of its subsidiaries; or

(iii)
Inducing or attempting to induce any employee of the Company or any of its subsidiaries to leave his or her Employment, or employing or offering to employ any former employee of the Company or any of its subsidiaries within three (3) months after any termination of his or her Employment; or

(iv)
Disclosing to anyone outside the Company, or using in other than the Company’s business, any confidential information of the Company or its subsidiaries relating to their business, acquired by the Participant either during or after his or her Employment; or

(v)
Refusing to disclose promptly and to assign to the Company at its request all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant during his or her Employment, relating in any manner to the actual or anticipated business, research or development work of the Company, or refusing to do anything reasonably requested by the Company to enable it to secure a patent where appropriate in the United States and in other countries; or

(vi)	Engaging in activity that results in termination of the Participant’s Employment for Cause.
(e)    “Disability” means, in the Company’s sole discretion, either (A) the Participant’s permanent and total disability as defined in Section 22(e)(3) of the Internal Revenue Code and as determined consistent with the Code and the regulations thereunder, or (B) a physical or mental condition which renders the Participant incapable of continuing his or her usual and customary employment for a continuous period of 120 days, or for shorter periods aggregating 180 days or more in any consecutive period of 240 days, which may be determined conclusively for purposes of the Award by a licensed physician chosen by the Company, or (C) the commencement of payment of permanent disability benefits under any disability insurance policy maintained for the benefit of the Participant.
(f)    “Employment” means substantially full-time employment by the Company or a subsidiary. In this regard, the transfer of the Participant’s employment between the Company and a subsidiary or between subsidiaries shall not be deemed to be a termination of Employment. Moreover, the Participant’s Employment shall not be deemed to have been terminated because of absence from active employment on account of temporary illness or authorized vacation or temporary leaves of absence from active employment granted by the Company or a subsidiary for reasons of professional advancement, education, health, or government service, or during military leave for any period if the Participant returns to active employment within 90 days after the termination of military leave, or during any period required to be treated as a leave of absence by virtue of any valid law or agreement. The Committee’s determination in good faith regarding whether a termination of Employment has occurred shall be conclusive.
(g)    “Good Reason” means any of the following: (i) one or more reductions of the Participant’s base salary amounting to 10% or more from the Participant’s highest previous base salary, provided that any reduction which is generally consistent with across-the-board reductions in pay of employees of the Company as a whole shall not be counted for this purpose unless a Change in Control has occurred; (ii) a material change in the geographic location at which the Participant provides services as of the date of this Award, which shall be deemed to include the Company’s requiring the Participant to be based at any office or location greater than 50 miles from the office of the Company at which the Participant is employed as of the date of this Award; (iii) a material reduction in the Participant’s authorities, duties, and responsibilities or in the authorities, duties and responsibilities of the Participant’s supervisor; (iv) a material reduction in the budget over which the Participant retains authority; or (v) one or more other actions by the Company which collectively amount to a material breach of this Award Agreement or any other agreement between the Participant and the Company and thus constitutes a constructive discharge of the Participant. Notwithstanding the foregoing, Good Reason shall not be deemed to exist unless: (x) the Participant notifies the Company in writing of the condition allegedly giving rise to such Good Reason within 90 days of the initial existence of such condition, (y) the Company does not cure such condition within 30 days of such notice, and (z) the Participant terminates employment with the Company as a result of such Good Reason within 120 days of the initial existence of such condition.
(h)    “Retirement” means the Participant’s resignation of his or her Employment, other than because of Disability, after the Participant reaches an age which, when added to the number of the Participant’s full years of Employment, equals at least 65.
6.    SECURITIES LAW RESTRICTIONS. The Participant agrees that if at the time of acquisition or delivery of any Award Shares issued hereunder the sale of such shares is not covered by an effective registration statement filed under the Securities Act of 1933 (the “Act”), the Participant will acquire the Award Shares for the Participant’s own account and without a view to resale or distribution in violation of the Act or any other securities law, and that the Participant will enter into such written representations, warranties and agreements as the Company may reasonably request in order to comply with the Act or any other securities law or with the Award.
7.    REORGANIZATION OF THE COMPANY; ADJUSTMENT OF AWARD SHARES. The existence of the Award shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company’s capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Award Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise. However, if the Common Stock is subdivided, consolidated, increased, decreased, changed into or exchanged for a different number or kind of shares or other securities, whether through reorganization, merger, recapitalization, reclassification, capital adjustment or otherwise, or if the Company shall issue common stock or other securities as a dividend or upon a stock split, then for all purposes, references herein to Common Stock or to Award Shares shall mean and include all securities or other property (other than cash) that holders of the Common Stock are entitled to receive in respect of the Common Stock by reason of each such event, which securities or other property (other than cash) shall be treated in the same manner and shall be subject to the same restrictions as the underlying Award Shares. Any such adjustment shall be made without change in the total Base Price applicable to the unexercised portion of the Award, but in computing any adjustment hereunder, any fractional share or other fractional security which might otherwise become subject to issuance may be eliminated. Notwithstanding anything set forth herein to the contrary, the Participant hereby consents to any required assumption and/or conversion of the Rights granted hereunder pursuant to the Merger Agreement.
8.    NO GUARANTEE OF EMPLOYMENT OR OTHER CONTRACT RIGHT. The Award is not a contract of employment, and neither the Award nor the Plan shall confer upon the Participant any right with respect to continuance of Employment or other service with the Company or any subsidiary, or interfere in any way with any right the Company or any subsidiary would otherwise have to terminate the Participant’s Employment or other service. Receipt of the Award shall not be deemed to create a right to receive any future stock appreciation right, stock option, restricted stock, restricted stock unit, performance share or performance unit or other award or bonus in any form, and shall not constitute an acquired labor right for purposes of any foreign law. The Award is not a part of the Participant’s salary or wages and shall not afford the Participant any additional right to severance payments or other termination awards or compensation under any the Company policy or any domestic or foreign law as a result of the termination of the Participant’s employment for any reason whatsoever.
9.    AMENDMENT AND TERMINATION. No amendment or termination of the Award which would impair the rights of the Participant may be made without the written consent of the Participant. No amendment or termination of the Plan may impair the rights of the Participant under the Award without the written consent of the Participant.
10.    SEVERABILITY. If any provision of the Award shall be held illegal, invalid, or unenforceable for any reason, such provision shall be fully severable and shall not affect the remaining provisions of the Award, and the Award shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

11.    GOVERNING LAW. The Award shall be construed in accordance with the laws of the State of Missouri.
12.    SUCCESSORS. Subject to Section 4(a) above, this Award shall bind and inure to the benefit of the Participant and the Company and their respective successors and assigns, and any reference herein to the Company shall be deemed to be a reference to any such successor or assign to the Company.

END OF EXHIBIT A